Exhibit 99.1
                                   NEWS RELEASE

                                                          FOR IMMEDIATE RELEASE
CONTACT:
Frank J. Spina
Vice President & Chief Financial Officer
805/295.5600, Ext. 2216

Mary E. Woods
Investor Relations
805/295.5600, Ext. 2508


                 3D SYSTEMS ANNOUNCES IMPROVED THIRD QUARTER RESULTS

         VALENCIA,  Calif., Oct. 15, 1998 -- 3D Systems Corporation (Nasdaq NMS:
TDSC) today reported third quarter net income of $477,000, equal to 4 cents a share, up significantly from a net loss of $2.1 million, or 19 cents a share, in the year-ago period.
         Last year's third quarter included approximately $2.6 million in non-recurring expenses for restructuring and write-off of in-process research and development associated with the company's acquisition of assets from EOS GmbH of Germany. Without those charges, the company would have reported a net loss in last year's third quarter of approximately $500,000, or 4 cents a share.
         Revenues for the three months ended Sept. 25, 1998 totaled $23.3 million, up from $22.3 million in the third quarter last year.
        For the current nine month period, the company posted net income of $1.4 million, equal to 12 cents a share, on record revenues of $70.9 million. This compares with a net loss of approximately $2.0 million, or 18 cents a share, on revenues of $65.6 million in the year-earlier period.
                                 (more)

                                          26081 AVENUE HALL, VALENCIA, CA  91355
                                         PH:  (805) 295-5600/FX:  (805) 257-1200

         "Our quarterly revenue growth rate was dampened somewhat by the timing of product shipments," said Arthur B. Sims, chairman and chief executive officer. "A number of customers placing orders in the third quarter requested delivery in the fourth. Consequently, backlog climbed substantially, reaching its highest level in six quarters."
         Sims reported that the company continues to experience strength from the automotive sector, with one Big Three manufacturer placing an order for three SLA-5000s during the third quarter. Two additional sales of SLA-5000 units to Hitachi and Toyota in Japan were directly influenced by the performance in field trials of a new high temperature resin, he stated.
         "This new high temperature resin, currently undergoing market trials in the United States and Japan, substantially exceeds the thermal capabilities of any material we currently offer," Sims disclosed. "We expect this material to be commercially available by year-end.
         "We enter the fourth quarter with a strengthened backlog, a solid balance sheet and a sense of cautious optimism." he concluded.
         3D Systems manufactures rapid product development systems that enable users to move from concept models to finished parts faster, at lower cost, and at higher quality than traditional methods. 3D Systems' equipment fabricates solid objects using digital input from CAD/CAM/CAE computer systems, substantially reducing the time and costs of bringing new products to market. Major applications include concept modeling, rapid prototyping and rapid tooling for products in a wide range of industries worldwide including automotive, aerospace, medical, electronic and consumer products.
       Except for the historical information contained in this news release, the matters discussed include forward-looking statements that involve risks and uncertainties including the availability and acceptance of new products, the impact of competitive products and pricing, the ability of the company to continue to contain expenses, dependence on key personnel, industry-wide domestic and international economic conditions, and other risks detailed in the company's SEC report on Form 10-K for the year ended December 31, 1997.

                                     # # #

For  current  investor   information,   please  call  3D  Systems'   shareholder
communication service at 800-757-1799. 3D Systems and SLA are trademarks of 3D Systems, Inc.

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                           3D SYSTEMS CORPORATION
                          Consolidated Balance Sheets

                                                                                                                 (Unaudited)
                                      ASSETS                                      DECEMBER 31, 1997           SEPTEMBER 25, 1998
                                                                                  -----------------           ------------------
Current assets:
  Cash and cash equivalents                                                  $            12,694,831  $               11,884,360
  Short-term investments                                                                   3,498,265                   4,498,841
  Accounts receivable, less allowances for doubtful accounts
   of $441,399 (1997) and $1,098,577 (1998)                                               23,618,237                  25,942,350
  Current portion of lease receivables                                                     1,257,006                   1,583,588
  Inventories                                                                             12,164,633                  11,984,084
  Deferred tax assets                                                                      3,319,651                   2,489,738
  Prepaid expenses and other current assets                                                2,305,163                   3,332,957
                                                                               ----------------------   -------------------------
       Total current assets                                                               58,857,786                  61,715,918

Property and equipment, net                                                               16,895,011                  15,825,845
Licenses and patent costs, net                                                             5,464,351                   5,492,271
Deferred tax assets                                                                        3,971,000                   3,971,000
Lease receivables, less current portion                                                    3,944,462                   5,469,291
Other assets                                                                               2,207,109                   2,074,194
                                                                               ----------------------   -------------------------
                                                                             $            91,339,719  $               94,548,519
                                                                               ======================   =========================

                       LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable                                                           $             4,885,831  $                4,990,516
  Accrued liabilities                                                                      8,814,193                   8,671,337
  Current portion of long-term debt                                                           95,000                     100,000
  Customer deposits                                                                          238,248                     555,402
  Deferred revenues                                                                        6,514,868                   8,128,245
                                                                               ----------------------   -------------------------
       Total current liabilities                                                          20,548,140                  22,445,500

Other liabilities                                                                          1,491,534                   1,948,187
Long-term debt, less current portion                                                       4,705,000                   4,605,000
                                                                               ----------------------   -------------------------
                                                                                          26,744,674                  28,998,687
Stockholders' equity:
  Preferred stock, $.001 par value.  Authorized 5,000,000
    shares; none issued
  Common stock, $.001 par value.  Authorized 25,000,000
    shares; issued 11,450,071 and outstanding 11,425,071
     (1997) and issued 11,564,965 and outstanding 11,339,965 (1998)                           11,450                      11,565
  Capital in excess of par value                                                          73,856,965                  74,730,572
  Notes receivable from officers                                                                 ---                   (360,000)
  Accumulated deficit                                                                    (8,897,605)                 (7,540,661)
  Cumulative translation adjustment                                                        (210,827)                     248,297
  Treasury stock, at cost, 25,000 shares (1997) and 225,000 shares (1998)                  (164,938)                 (1,539,941)
                                                                               ----------------------   -------------------------
        Total stockholders' equity                                                        64,595,045                  65,549,832
                                                                               ----------------------   -------------------------
                                                                             $            91,339,719  $               94,548,519
                                                                               ======================   =========================

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                             3D SYSTEMS CORPORATION
                      Consolidated Statements of Operations
                                   (Unaudited)


                                                     Three Month Periods Ended                   Nine Month Periods Ended
                                              ----------------------------------------   -----------------------------------------
Sales:                                        SEPTEMBER 26, 1997   SEPTEMBER 25, 1998    SEPTEMBER 26, 1997    SEPTEMBER 25, 1998
                                              ------------------   ------------------    ------------------    ------------------
  Products                                  $         14,615,138   $         14,665,015  $         42,324,460 $          45,907,372
  Services                                             7,678,718              8,676,773            23,231,653            24,943,325
                                              -------------------    -------------------   -------------------  --------------------
     Total sales                                      22,293,856             23,341,788            65,556,113            70,850,697
                                              -------------------    -------------------   -------------------  --------------------

Cost of sales:
  Products                                             8,637,195              7,628,473            23,636,439            23,957,050
  Services                                             5,231,937              5,631,317            16,370,620            16,671,213
                                              -------------------    -------------------   -------------------  --------------------
     Total cost of sales                              13,869,132             13,259,790            40,007,059            40,628,263
                                              -------------------    -------------------   -------------------  --------------------

Gross profit                                           8,424,724             10,081,998            25,549,054            30,222,434
                                              -------------------    -------------------   -------------------  --------------------

Operating expenses:
  Selling, general and administrative                  7,320,339              7,559,076            20,881,633            21,677,645
  Research and development                             4,658,723              1,946,984             8,600,450             6,827,029
                                                                     -------------------   -------------------  --------------------
                                              -------------------
     Total operating expenses                         11,979,062              9,506,060            29,482,083            28,504,674
                                              -------------------    -------------------   -------------------  --------------------

Income (loss) from operations                        (3,554,338)                575,938           (3,933,029)             1,717,760

Other income                                             308,663                264,969               994,333               649,611
Other expense                                          (101,123)              (139,553)             (228,326)             (312,136)
                                              -------------------    -------------------   -------------------  --------------------
Income before provision for income taxes             (3,346,798)                701,354           (3,167,022)             2,055,235

Provision for (benefit from) income taxes            (1,212,039)                224,433           (1,140,128)               698,291
                                              -------------------    -------------------   -------------------  --------------------

Net income (loss)                           $        (2,134,759)   $            476,921  $        (2,026,894) $           1,356,944
                                              ===================    ===================   ===================  ====================

Net income (loss) per common share          $             (0.19)   $               0.04  $             (0.18) $                0.12
                                              ===================    ===================   ===================  ====================

Weighted average shares outstanding                   11,410,734             11,362,729            11,382,533            11,333,189
                                              ===================    ===================   ===================  ====================

Net income (loss) per common share
  assuming dilution                         $             (0.19)   $               0.04  $             (0.18) $                0.12
                                              ===================    ===================   ===================  ====================

Weighted average shares outstanding
  and dilutive shares                                 11,410,734             11,565,468            11,382,533            11,535,928
                                              ===================    ===================   ===================  ====================

